UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                  THE SECURITIES AND EXCHANGE ACT OF 1934

       Date of report (Date of Earliest Event Reported:  (10-13-98)

                      GENERAL MOTORS ACCEPTANCE CORPORATION
                    -------------------------------------
              (Exact name of registrant specified in its charter)

                                    Delaware
       ------------------------------------------------------------
      (State or other jurisdiction of incorporation or organization)

          1-3754                                 38-0572512
   --------------------               ----------------------------------
  (Commission File No.)              (I.R.S. Employer Identification No.)

        3044 West Grand Boulevard, Detroit, Michigan        48202
        --------------------------------------------        -----

                                 313-556-1508
           --------------------------------------------------
          (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS


                        GMAC Announces Year-End Earnings
                        --------------------------------



General Motors Acceptance Corporation (GMAC) reported 1998 CONSOLIDATED NET INCOME of $1,325 MILLION, up 2% from the $1,301 million earned in 1997, GMAC President John D. Finnegan announced today. These earnings were the highest recorded by GMAC since 1991 and represent the fourth consecutive year of increased earnings.

In 1998, NET INCOME FROM AUTOMOTIVE FINANCING OPERATIONS totaled $984 MILLION, up 8% from the $910 million earned in 1997. Earnings were higher due to retail asset growth, reduced credit losses and a lower effective income tax rate, partially offset by lower net interest margins and lower wholesale volume (due to the midsummer General Motors strike).

GMAC INSURANCE HOLDINGS INC. generated net income of $226 MILLION in 1998, up slightly from $224 million earned last year.

GMAC MORTGAGE GROUP INC. generated net income of $115 MILLION in 1998, down from $167 million earned in 1997. Earnings were lower largely reflecting reduced mortgage asset values due to higher prepayment levels.

FOURTH QUARTER GMAC 1998 RESULTS TOTALED $298 MILLION, up 7% from the $279 million earned in the final quarter of 1997. For the quarter, net income from automotive financing operations totaled $200 MILLION, up 8% from $186 million earned a year ago. GMAC Insurance's earnings for the fourth quarter 1998 totaled $38 MILLION, compared to $54 million earned in the same quarter one year ago. GMAC Mortgage Group earnings were $60 MILLION, up 52% from one year ago.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf the undersigned hereunto duly authorized.



                                     GENERAL MOTORS ACCEPTANCE CORPORATION
                                     -------------------------------------
                                                  (Registrant)




Dated:     January 20, 1998          By
           ----------------
                                     s/  Gerald E. Gross
                                     -------------------------------------
                                     Gerald E. Gross, Comptroller